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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington D.C. 20549

                               Form 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                        COMMODORE MINERALS, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


Nevada                                98-0336945
------                                ----------
(State of incorporation               (I.R.S. Employer Identification No.)
or organization)


Suite 414, 1859 Spyglass Place
Vancouver, BC, Canada                         V5Z 4K6
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(Address of principal executive offices)     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class     Name of each exchange of which to be so registered
                        each class is to be registered

Not Applicable          Not Applicable
--------------          --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: SEC File No. 333-53402 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value of $0.001
                    ---------------------------------
                             (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-53402) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER               DESCRIPTION
------------         --------------------------
  3.1                Articles of Incorporation*
  3.2                By-Laws*
  4.1                Share Certificate*
  5.1                Opinion of Cane & Company, LLC, with consent to use*
 10.1                Option Agreement dated November 22, 2000
                     between Commodore Minerals and Gordon Keevil*
 10.2                Management Agreement between Commodore Minerals
                     and WFC Management Corp. dated December 1, 2000*
 23.1                Consent of Morgan & Company, Chartered Accountants*
 23.2                Consent of Geological Consultant*

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*Incorporated herein by reference to the exhibits of the same number in
Registrant's Registration Statement on Form SB-2, as amended.



                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: April 30,2001

COMMODORE MINERALS, INC.
Registrant

    /s/ Grayson Hand
By: __________________________________________
    Grayson Hand, President and Chief Executive Officer


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